As filed with the Securities and Exchange Commission on April 10, 2000
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TELEHUBLINK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                                     59-3200879
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

 24 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MA                01803
 ---------------------------------------------              ----------
   (Address of Principal Executive Offices)                 (Zip Code)

                 TELEHUBLINK CORPORATION 1994 STOCK OPTION PLAN
     TELEHUBLINK CORPORATION 1994 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
     ---------------------------------------------------------------------
                            (Full title of the plan)

                                 BRUCE W. YOUNG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             TELEHUBLINK CORPORATION
                          24 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (781) 229-1102
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                            James Martin Kaplan, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000

                     CALCULATION OF REGISTRATION FEE
============================== ===================== ========================= ===================== ================
TITLE OF SECURITIES TO BE      AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM      AMOUNT OF
REGISTERED                     REGISTERED(1)         OFFERING PRICE PER        AGGREGATE OFFERING    REGISTRATION
                                                     SHARE(2)                  PRICE(2)              FEE

------------------------------ --------------------- ------------------------- --------------------- ----------------
Common Stock, par value $.01   600,000 shares        $   2.73                   $ 1,636,186          $  431.96
per share                                             -----------                -----------          ----------
============================== ===================== ========================= ===================== ================

-----------
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the 1994 Stock Option Plan (the "1994 Plan") and the 1994 Nonemployee Directors' Stock Option Plan (the "Directors' Plan" and, together with the 1994 Plan, the "Plans").

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as follows: (i) in the case of 79,833 shares underlying awards that remained available for grant under the Plans on the date of filing of this Registration Statement, based on the average of the high and low prices of the registrant's Common Stock reported on the Bulletin Board maintained by the National Association of Securities Dealers on April 5, 2000, which was $5.875, and (ii) in the case of 520,167 shares underlying awards outstanding under the Plan on the date of filing of this Registration Statement, based on the aggregate exercise price of approximately $1,167,167, the aggregate price at which the awards may be exercised, which averages $2.24 per share.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated into this registration statement by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 30, 1999;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended May 1, 1999;

         (c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1999;

         (d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 30, 1999;

         (e)   The Registrant's Current Report on Form 8-K dated February 17,
               2000;

         (f)   The Registrant's Current Report on Form 8-K dated March 17, 2000;

         (g) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 1, 1997; and

         (h) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 33-84774), as filed with the Commission on October 4, 1994.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being offered hereunder has been passed upon by the law firm of Blank Rome Tenzer Greenblatt LLP. James Martin Kaplan, a member of such firm, is a securityholder of the Registrant.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b) of the Delaware General Corporation Law ("DGCL") permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunctive relief, specific performance or other equitable relief against directors. The Amended Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

         The Amended Certificate of Incorporation of the Registrant provides for the indemnification of officers and directors and certain other parties ("Indemnitees") of the Registrant to the fullest extent permitted under Delaware law; provided, that except in the case of proceedings to enforce rights to indemnification, the Registrant shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board of Directors of the Registrant.

         The Registrant maintains liability insurance covering its directors, officers, employees and agents with respect to certain liabilities, not including liabilities under the Securities Act, which they may incur in connection with their serving as such directors, officers, employees or agents.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

EXHIBIT                             DESCRIPTION

4.1     1994 Stock Option Plan (the "1994 Plan"), filed herewith.

4.2 1994 Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), filed herewith.

4.3 Form of agreement for optionees relating to stock options granted under the 1994 Plan, filed herewith.

4.4 Form of agreement for optionees relating to stock options granted under the Directors' Plan, filed herewith.

4.5 Certificate of Incorporation of Registrant, as amended (incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form SB-2, (Commission No. 33-84774) as filed with the Securities and Exchange Commission (the "SB-2")).

4.5A Certificate of Amendment of the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on February 4, 1999, filed herewith.

4.6 By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the SB-2).

4.6.A Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2A of the SB-2).

5.1     Opinion of Blank Rome Tenzer Greenblatt LLP, filed herewith.

23.1    Consent of Kirkland, Russ, Murphy & Tapp, filed herewith.

23.2 Consent of Blank Rome Tenzer Greenblatt LLP, set forth in the opinion thereof filed herewith as Exhibit 5.1.

Item    9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on this 10th day of April, 2000.

                                      TELEHUBLINK CORPORATION


                                      By /s/BRUCE W. YOUNG
                                         -----------------------------
                                         Bruce W. Young
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Bruce W. Young and David B. Cornstein, each with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 NAME                                   TITLE                          DATE
                 ----                                   -----                          ----
          /s/BRUCE W. YOUNG              President, Chief Executive Officer       April 10, 2000
------------------------------------     and Director (Principal Executive
           Bruce W. Young                Officer)

          /s/DOUGLAS MILLER              Vice President of Finance                April 10, 2000
------------------------------------     (Principal Financial and Accounting
           Douglas Miller                Officer)

        /s/DAVID B. CORNSTEIN            Director                                 April 10, 2000
------------------------------------
         David B. Cornstein

          /s/CARL YOUNGMAN               Director                                 April 10, 2000
------------------------------------
            Carl Youngman

                               INDEX TO EXHIBITS

EXHIBIT                             DESCRIPTION

4.1     1994 Stock Option Plan (the "1994 Plan"), filed herewith.

4.2 1994 Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), filed herewith.

4.3 Form of agreement for optionees relating to stock options granted under the 1994 Plan, filed herewith.

4.4 Form of agreement for optionees relating to stock options granted under the Directors' Plan, filed herewith.

4.5A Certificate of Amendment of the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on February 4, 1999, filed herewith.

5.1     Opinion of Blank Rome Tenzer Greenblatt LLP, filed herewith.

23.1    Consent of Kirkland, Russ, Murphy & Tapp, filed herewith.